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                                                              EXHIBIT 23

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated February 21, 1997 (except for Note 13, as to which the date is March 12, 1997) accompanying the consolidated financial statements of Superior Consultant Holdings Corporation and Subsidiaries appearing in the Annual Report on Form 10-K for the year ended December 31, 1996. We consent to the incorporation by reference of said report in the Registration Statement on Form S-8.

                                     /s/ GRANT THORNTON LLP


Detroit, Michigan
July 15, 1997